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                                                                    Exhibit 4.16

THIS SETTLEMENT known or referred to as the "VTL EMPLOYEE BENEFIT TRUST" is made the 18th day of July two thousand and five

BETWEEN:

(1) VIATEL HOLDING (BERMUDA) LIMITED , Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda (hereinafter called the "Settlor") AND

(2) EBT TRUSTEES LIMITED of Whiteley Chambers, Don Street, St Helier, Jersey, JE4 9WG, Channel Islands (the "Original Trustee")

WHEREAS: the Settlor being desirous of making such irrevocable Settlement as is hereinafter contained with a view to encouraging, motivating and retaining employees by providing benefit (including benefit on termination of service by death or disablement by accident occurring during service) has transferred or delivered to the Original Trustee or otherwise placed under the control of the Original Trustee the property specified in the Second Schedule hereto.

NOW THIS INSTRUMENT WITNESSETH as follows:

1.    INTERPRETATION

      In this Instrument wherever the context permits:

      (1)   The following words shall have the following meanings:

            (a) "BENEFICIARIES" means all and any of the persons specified in the Third Schedule hereto;

            (b) "CHARITY" shall mean any trust foundation or company established wholly and exclusively for purposes recognised as charitable by the laws of the Island of Jersey and the word "charitable" shall be construed accordingly;

            (c) "COMPANY" means any body of persons corporate or unincorporate (of whatsoever kind) incorporated or otherwise brought into existence in any part of the world;

            (d)   "DEED" means an instrument in writing;

            (e) "EMPLOYEE" means a person described in item 1 of the Third Schedule hereto;

            (f) "EXCLUDED PERSONS" means all and any of the persons specified in the Fourth Schedule hereto;

            (g) "INFANT" means any individual who has not attained the age of eighteen notwithstanding that such individual may by and in accordance with the law of his or her domicile be of full age, and the expressions "minority" and "full age" shall be construed accordingly;

            (h) "PARTICIPATING COMPANY" shall have the meaning set out in Clause 27 hereof;

            (i) "PAYE" means income tax payable by deduction under Part 11 of the Income Tax (Earnings and Pensions) Act 2003 of the United Kingdom or

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            regulations made in pursuance thereof or any other tax or duty payable under any similar provision;

      (j) "SOCIAL SECURITY CONTRIBUTIONS" means National Insurance contributions (or any other social security contribution(s) enacted to replace such National Insurance contributions from time to time) payable in the United Kingdom;

      (k)   "PERSON" means any individual or any company;

      (l) "THE PROPER LAW" means the law to the exclusive jurisdiction of which the rights of all parties and the construction and effect of each and every provision of this Settlement shall from time to time be subject and by which such rights construction and effect shall be construed and regulated;

      (m) "THE REGULATIONS" means the regulations contained in the First Schedule hereto;

      (n)   "SETTLEMENT" means the settlement created by these presents;

      (o) "SUB-TRUST PROTECTOR" means the protector of the sub-trust appointed by the specified beneficiary under the deed of appointment creating a sub-trust under this Settlement;

      (p) "SUPERANNUATION BENEFITS" means any pension lump sum or other benefit which may be provided under Clause 4 hereof only in the event of termination of service of any Beneficiary described in item 1 of the Third Schedule hereof by reason of his disablement by accident occurring during his service or death by accident so occurring;

      (q) "THE TRUSTEES" means the Original Trustee or other trustee or trustees for the time being hereof appointed under the terms of this Settlement and for the avoidance of doubt any person may be appointed as a sole trustee of this Settlement;

      (r)   "THE TRUST FUND" means:

            (i)   the property specified in the Second Schedule hereto;

            (ii) all money investments or other property hereafter paid or transferred by any person or persons (save as excepted by Clause 3(1) hereof) to or so as to be under the control of and (in either case) accepted by the Trustees as additions to the Trust Fund;

            (iii) all accumulations (if any) of income held as an accretion to capital;

            (iv) the money investments and property from time to time representing the said money property and additions;

      (s) "THE TRUST LAW" means the Trusts (Jersey) Law 1984 and any statutory amendments or re-enactments thereof;

      (t) "THE TRUST PERIOD" means such period as commences on the date hereof and ends on whichever of the following dates shall first occur namely:

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            (i)   the day on which shall expire the period of one hundred years from the date of this Settlement;

            (ii) such day (if any) as the Trustees may with the consent of the Settlor appoint by deed (executed prior thereto and prior to the date specified in sub-paragraph (i) of this paragraph) as the date of termination of the Trust Period.

(2)   In the interpretation and construction of each and every provision hereof:

      (a) any adopted or legitimated person shall be treated as the child of his adoptive or legitimative parents as the case may be and of no other person;

      (b) references to the issue of any person shall include the children and remoter issue of such person through all degrees;

      (c) words in the singular shall include the plural and words in the plural shall include the singular;

      (d)   words denoting any gender shall include all genders;

      (e) subject to any change in the Proper Law and as otherwise herein provided the words used herein shall bear the meaning ascribed to them by the Trust Law and the Interpretation (Jersey) Law 1954 and any statutory amendments or re-enactments thereof;

      (f) the headings and sub-headings to this Settlement are inserted only for reference to the provisions hereof and shall not affect the construction of such provisions;

      (g) unless the context otherwise requires where this Settlement refers to any enactment the reference is a reference to that enactment as amended and includes a reference to that enactment as extended or applied by or under any other enactment including any other provision of that enactment.

2.    PROPER LAW

      This Settlement is established under the laws of the Island of Jersey and subject and without prejudice to any transfer of the administration of the trusts hereof to any change in the Proper Law and to any change in the law of interpretation of this Settlement duly made according to the powers and provisions hereinafter declared the Proper Law shall be the law of the Island of Jersey which said Island shall be the forum for the administration hereof.

3.    DECLARATION OF TRUST OF ORIGINAL AND ADDITIONAL PROPERTY

      (1) The Trustees shall stand possessed of the Trust Fund upon with and subject to the trusts powers and provisions herein declared and contained of and concerning the same and the Trustees shall be at liberty at any time during the Trust Period to accept any money investments or property of whatsoever nature and wheresoever situate from any person (other than from any of the Beneficiaries) or by the provisions of any other trust or otherwise to the intent that the same shall be held by or on behalf of the Trustees as an accretion to the Trust Fund and from and after the date of such acceptance the Trustees shall hold the same accordingly PROVIDED ALWAYS

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            that nothing in this clause shall prevent the Trustees from purchasing investments or property from a Beneficiary at full market value.

      (2) This Settlement shall be known or referred to under the name or reference first above stated or by such other name or reference as the Trustees in their absolute discretion shall from time to time think fit.

4.    TRUSTS OF INCOME AND CAPITAL

      Subject to Clause 15 hereof the Trustees shall stand possessed of the Trust Fund and the income thereof upon the trusts and with and subject to the powers following, that is to say:

      (1) The Trustees shall subject to the provisions of sub-clause (5) hereof to the extent that the income of the Trust Fund shall be sufficient to do so pay all costs and expenses of and incidental to carrying out the trusts of this Settlement (including costs and expenses which would but for this provision be payable out of capital) out of the income of the Trust Fund.

      (2) The Trustees shall pay or apply the balance of such income and such part (if any) of the capital of the Trust Fund as the Trustees with the consent of the Settlor may think fit to or for the benefit of all or any one or more exclusively of the others or other of the Beneficiaries for the time being in existence and so that the Trustees shall provide such Superannuation Benefits as they think appropriate out of such income and capital and whether payable or otherwise applied for the benefit of the Employee or any of that Employee's related Beneficiaries in items 2 and 3 of the Third Schedule hereto and on such terms as the Trustees shall think fit so that the Trustees shall have such powers and discretions as are available in respect of other benefit that may be provided under this Settlement.

      (3) During the Trust Period the Trustees may pay appropriate or apply the whole or any part of the income of the Trust Fund to or for the maintenance or otherwise for the benefit of all or such one or more exclusive of the other or others of the Beneficiaries in such shares and proportions if more than one and generally in such manner as the Trustees shall with the prior or simultaneous written consent of the Settlor from time to time in their absolute discretion think fit.

      (4) The Trustees shall hold any income appropriated to any of the Beneficiaries under the provisions of the preceding sub-clause upon trust to pay or apply the same to or for the benefit of such Beneficiary with power to declare in respect of the same such other trusts (not exceeding the Trust Period) for the benefit of such Beneficiary as the Trustees may in their absolute discretion determine including, but without prejudice to the generality of the foregoing, provisions for maintenance education or advancement or for accumulation of income whether during minority or otherwise, and with such discretionary trusts and powers exercisable by such persons as the Trustees shall in their like discretion determine.

      (5) Notwithstanding the foregoing discretionary trust the Trustees may accumulate all or any part of the income of the Trust Fund remaining after payment of the costs of and incidental to carrying out the trusts of this Settlement by investing it and the resulting income and holding the accumulations as an addition to the capital of the Trust Fund.

      (6) Wherever any payment by way of addition to the Trust Fund or conferment of any benefit whether provided by the Trustees or any other person or a benefit or payment deemed as arising by a competent fiscal authority or treated as arising under relevant

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            legislation results in any liability whether on the Trustees or any other person to pay any Social Security Contributions, whether the liability is that of the employer or employee or provider of the benefit or payment, or any PAYE whereby the Trustees or an employer or provider of the benefit or payment is required to account for income or other taxes by payment of tax or deduction the Trustees shall be obliged to pay all such taxes and contributions and make all such deductions or withholdings or payments and account to the relevant authority for the same notwithstanding that there may be no liability so to do or that any liability to do so may not be enforceable against them or that such payment may not in itself result in any benefit to any of the Beneficiaries or may result in an Excluded Person being released from any obligation to make such payment AND so that payment shall be paid by the Trustees out of the Trust Fund or the income thereof but to the extent that any PAYE or Social Security Contribution would otherwise be a deduction from any such addition or benefit that part shall be treated as deducted from such addition or benefit.

      (7) The provisions of sub-clause (6) are in addition to any provision of this Settlement conferring upon the Trustees a power to pay duties or taxes.

      (8) At the end of the Trust Period the Trustees shall hold the Trust Fund UPON TRUST as to both capital and income for all or such one or more exclusive of the other or others of the Beneficiaries in such shares and proportions if more than one and generally in such manner as the Trustees shall prior to or at the end of the Trust Period in their absolute discretion determine and in default of and subject to such determination UPON TRUST for each Employee as shall then be living in equal shares absolutely.

      (9) Subject as aforesaid the Trustees shall hold the Trust Fund UPON TRUST as to both capital and income for such charitable purposes as the Trustees shall determine and in default of and subject to such determination for charitable purposes generally.

5.    POWERS OF APPOINTMENT AND ADVANCEMENT

      Notwithstanding the trusts and powers hereinbefore declared and contained but subject to Clauses 7 and 15 hereof the Trustees may at any time during the Trust Period if in their absolute discretion they shall so think fit:

      (1) Subject to the prior or simultaneous written consent of the Settlor by any deed revocable during the Trust Period or irrevocable appointment of such new or other trusts powers and provisions governed by the law of any part of the world of and concerning the Trust Fund or the income thereof or any part thereof for the benefit of the Beneficiaries or any one or more of them exclusive of the other or others at such age or time or respective ages or times and in such shares and proportions and subject to such powers of appointment vested in any person and such provisions for maintenance education or advancement or for accumulation of income or forfeiture in the event of bankruptcy and otherwise at the discretion of any person and with such discretionary trusts and powers exercisable by such person and generally in such manner as the Trustees may think fit for the benefit of such Beneficiaries or any one or more of them as aforesaid and for the purpose of giving effect to any such appointment by the same deed revoke all or any of the trusts powers and provisions herein contained with respect to the Trust Fund or the part thereof to which such appointment relates and so that in the event of any such appointment the Trustees shall thenceforward hold the Trust Fund or the part thereof to which such appointment relates upon and subject to the trusts powers and provisions so

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            appointed in substitution for any of the trusts powers and provisions hereof so revoked as aforesaid and in priority to the other trusts powers and provisions herein declared and contained and in any appointment under the foregoing power the Trustees may delegate to any person all or any of the powers and discretions by this Settlement or by law vested in the Trustees.

      (2) Subject to the prior or simultaneous written consent of the Settlor raise the whole or any part of the capital of the Trust Fund and apply the same to or for the benefit of all or any one or more exclusive of the other or others of the Beneficiaries generally in such manner as the Trustees shall in their like discretion think fit.

      (3) Subject to the prior or simultaneous written consent of the Settlor pay or transfer the whole or any part of the capital or income of the Trust Fund to the trustees for the time being of any other trust wheresoever established or existing (whether governed by the law of the Island of Jersey or by the law of any other state or territory) under which any one or more of the Beneficiaries are interested whether as a discretionary object or otherwise notwithstanding that such other trust may also contain trusts powers and provisions (discretionary or otherwise) in favour of some other person or objects if the Trustees shall in their absolute discretion consider such payment to be for the benefit of such one or more of the Beneficiaries.

      (4) Subject to the prior or simultaneous written consent of the Settlor settle capital on all or any one or more of the Beneficiaries and any settlement made by the Trustees under this present power upon or for the benefit of any one or more of the Beneficiaries as aforesaid may be created in and under the law of any part of the world (being a part of the world the local law whereof recognises settlements of the kind proposed to be made) and may contain such trusts powers and provisions whatsoever (including trusts powers and provisions to be exercised at the discretion of any person) as the Trustees shall think proper for the benefit of such Beneficiaries.

      (5) Apply the whole or any part of the capital or income of the Trust Fund in or towards the payment or discharge of any tax duty or fiscal imposition whatsoever levied or imposed in any part of the world upon the trustees of or otherwise in respect of any other trust in which the Beneficiaries or any one or more of them shall be interested wherever such trustees shall be resident and wherever such trust is established or existing and whether governed by the law of the Island of Jersey or by the law of any other state or territory.

      (6) Subject to the prior or simultaneous written consent of the Settlor grant in favour of any one or more of the Beneficiaries any options or other contractual arrangements to acquire (whether or not at market value) any shares, stock, debentures, debenture stock, bonds or other securities whatever which may comprise or form part of the Trust Fund or make payments or distributions (whether of cash or any assets forming part of the Trust Fund) in consequence or otherwise in connection with the termination of employment (caused by reason of the disablement by accident occurring during service or the death by accident so occurring but for no other reason) of any Beneficiary.

      (7) Pay or arrange for the payment, out of the Trust Fund, of any premiums on any policy of assurance or insurance upon the life of any Beneficiary being a present or former employee of the Settlor or a Participating Company (whether such policy be whole life or endowment or a policy to cover death by accident) or against any long or short term disability or loss of earnings (howsoever caused) of any such person or for the health care liabilities or expenses of any of the Beneficiaries and the Trustees shall

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            have power to direct the manner and recipients of any payments made by insurers pursuant to any such policies.

6.    PROVISIONS RELEVANT TO CLAUSE 5

      The following provisions shall apply in relation to Clause 5 hereof:

      (1) For the purposes of Clause 5 hereof the word "trust" shall mean any trust, foundation, anstalt or other similar juridical entity (whether or not having a separate legal personality) created by any settlement declaration of trust, will, codicil or other instrument or document under the law in force in any part of the world and a person shall be deemed to be interested under a trust if any capital or income comprised in the trust is or may become liable to be transferred paid applied or appointed to him or for his benefit either pursuant to the terms of the trust or in consequence of an exercise of any power or discretion thereby conferred on any person.

      (2)   No power conferred by Clause 5 hereof:

            (a) shall be exercised in such a way as to cause or require the Trust Fund or any part thereof to be held in trust for a period exceeding the Trust Period; or

            (b) shall authorise any payment or transfer or advance to the trustees of another trust if any of the Excluded Persons would or might be or become beneficiaries or able to benefit under or by virtue of such other trust in any circumstances save those contemplated by sub-clause (6) of Clause 4 hereof.

      (3) Upon the payment or transfer pursuant to Clause 5 hereof of any money or property to the trustees of any other trust the Trustees hereof shall not be bound to see to the further application of such money or property.

      (4) The Settlor may with the consent of the Trustees amend (whether by alteration, deletion or addition) any provision of Clause 5 hereof or any other provision of this Settlement in its application to all or any specified assets held pursuant to this Settlement by a written instrument executed by the Trustees and the Settlor. Notwithstanding the foregoing, no such amendment shall make this Settlement revocable, each such amendment shall comply with Clause 6(2) hereof but any such amendment shall have effect from such time as may be specified in the instrument whereby the same is effected and the time so specified may be the date of such instrument or any reasonable time subsequent thereto so as to give the amendment future effect.

7.    PAYMENTS TO CHARITY

      In exercise of the trusts and powers hereinbefore contained the Trustees may at the request of any Beneficiary if they in their absolute discretion shall so think fit pay or apply any part of the capital or income of the Trust Fund to or for the benefit of any charity or other charitable purposes approved by such Beneficiary and any such payment or application shall be deemed to be for the benefit of such Beneficiary and the Trustees shall not be restricted by any rule of law as to the amount or manner of such payment or application and the receipt in writing of the treasurer or other officer of any such charity shall be a sufficient discharge to the Trustees for any capital or income paid to such institution hereunder.

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8.    PAYMENTS TO INFANTS

      Where the Trustees are authorised or required to pay or apply any income or capital of the Trust Fund to or for the benefit of any infant the Trustees may without seeing to the application thereof in their absolute discretion either pay the same to him as his absolute property notwithstanding that he is an infant and the receipt of any such infant Beneficiary shall be a good discharge to the Trustees therefor or pay the same to any parent or guardian of such infant or apply the same in such manner as may be directed in writing by such parent or guardian and the receipt of such parent or guardian in either case shall be a sufficient discharge to the Trustees for any income or capital so paid or applied.

9.    POWER TO IGNORE INTERESTS

      Subject to Clause 15 hereof the Trustees in exercising any of the powers hereby conferred in favour of any particular person are hereby expressly authorised to ignore entirely the interests of any other person interested or who may become interested under these presents and in particular (but without prejudice to the generality of the foregoing) no appointment or advancement made in exercise of any power hereinbefore contained shall be invalid on the grounds that:

      (1) an insubstantial illusory or nominal share is appointed to any one or more objects of such power or left unappointed; or

      (2)   any object of such power is thereby altogether excluded;

      but every such appointment or advancement shall be valid notwithstanding that any one or more objects of the power is or are not thereby or in default of appointment to take any share in the Trust Fund.

10.   POWER TO CHANGE PROPER LAW

      (1) Subject to Clause 15 hereof the Trustees may with the consent of the Settlor at any time during the Trust Period by deed declare that:

            (a) this Settlement shall from the date of such declaration take effect in accordance with the law of some other state or territory in any part of the world (being a place under the law of which trusts are recognised and enforced); and

            (b) the forum for the administration thereof shall thenceforth be the courts of that state or territory.

      (2) As from the date of any such declaration the law of the state or territory named therein shall be the law applicable to this Settlement and the courts thereof shall be the forum for the administration thereof but subject to any further exercise by the Trustees of the power contained in sub-clause (1) hereof.

      (3) So often as any such declaration shall be made the Trustees shall be at liberty to make such consequential alterations or additions in or to the trusts powers and provisions of this Settlement as the Trustees may consider necessary or desirable to ensure that the trusts powers and provisions of this Settlement shall (mutatis mutandis) be as valid enforceable and effective as they are under the laws of the Island of Jersey.

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      (4)   Notwithstanding anything in this clause hereinbefore contained the provisions hereof shall not authorise any such declaration which would or might directly or indirectly result in an Excluded Person obtaining any benefit.

11.   ADDITIONAL POWERS OF THE TRUSTEES

      Subject to Clause 15 hereof the Trustees shall have the additional powers discretions rights and immunities set out in the Regulations.

12.   EXERCISE OF POWERS

      (1) Subject to Clause 15 hereof the Trustees shall exercise the powers and discretions vested in them as they shall think most expedient for the benefit of all or any of the persons actually or prospectively interested under this Settlement and may exercise (or refrain from exercising) any power or discretion for the benefit of any one or more of them without being obliged to consider the interests of the others or other.

      (2) Subject to sub-clause (1) hereof and as herein otherwise expressly provided every discretion vested in the Trustees shall be absolute and uncontrolled and every power vested in them shall be exercisable at their absolute and uncontrolled discretion and the Trustees shall have the same discretion in deciding whether or not to exercise any such power.

13.   DELEGATION OF POWERS

      (1) The Trustees shall have power, with the consent of the Settlor, at any time by deed revocable during the Trust Period or irrevocable to delegate to any person (including in cases where there is more than one Trustee to any one of the Trustees) the execution or exercise of all or any powers hereby or by law conferred on such Trustee.

      (2) Without prejudice to the generality of the foregoing the Trustees shall have power with the consent of the Settlor at any time by deed revocable during the Trust Period or irrevocable to appoint an investment manager whom the Trustees reasonably consider competent and qualified to manage the investment of the Trust Fund and in so doing the Trustees shall have the benefit of the indemnities contained in the Trust Law in respect of any such appointment.

14.   RESTRICTION AND RELEASE OF POWERS

      Subject to Clause 15 hereof the Trustees shall have power at any time by deed revocable during the Trust Period or irrevocable to any extent restrict the future exercise of any powers hereby or by law conferred on them notwithstanding the fiduciary nature of any such power.

15.   RESTRICTION ON EXERCISE OF POWERS

      Despite anything contained elsewhere in this Settlement:

      (1) no discretion or power conferred on the Trustees or on any other person shall be exercisable after the expiration of the Trust Period or in such a way as to infringe any rule against perpetuities or excessive accumulations applicable hereto or to prevent the conditions laid down in Section 86 of the Inheritance Tax Act 1984 as amended from time to time of the United Kingdom from being satisfied;

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      (2)   the Trustees shall not apply the capital or income of the Trust Fund so as to provide relevant benefits as defined by section 612(1) of the Income and Corporation Taxes Act 1988 as amended from time to time of the United Kingdom to the intent that this Settlement shall not constitute a retirement benefits scheme as defined in section
            611 of that Act but so that the Trustees may apply the Trust Fund so as to make provisions against future determination of service through accidental death or accidental disability occurring whilst in service, or similar matters to the intent that this Settlement shall constitute a sponsored superannuation scheme as defined within section 624(1) of the said Income and Corporation Taxes Act 1988;
            and

      (3) the Trustees shall not enter into any guarantees or grant any indemnity that is not (in aggregate with all other guarantees and indemnities entered into by the Trustees) limited in recourse to the assets of the Trust Fund and/or the relevant sub-trust created under this Settlement. The Trustees shall not borrow money or other property whether such borrowing is secured or unsecured unless previously agreed in writing with the Settlor.

      (4) the Trustees shall neither directly or indirectly through a third party purchase invest in or otherwise become involved in the management of commercial real estate.

16.   POWER OF APPOINTMENT AND REMOVAL OF TRUSTEES

      (1) If any Trustee hereof whether original additional or substituted shall die or being a corporation shall be dissolved or shall give notice of his or its desire to withdraw and be discharged from the trusts hereof under the provisions of sub-clause (2) of this clause or shall refuse or become unfit to act or be removed as a Trustee hereof by a court of competent jurisdiction (any such Trustee being hereinafter referred to as an "Outgoing Trustee") then the persons specified in the Fifth Schedule hereto in order of priority may by deed appoint one or more other persons (whether resident within or without the Island of Jersey) but subject to any exclusions or provisions (if any) specified in the said Fifth Schedule to be a Trustee hereof, subject to all terms and conditions hereof, in place of such Outgoing Trustee.

      (2) If any Trustee hereof shall at any time desire to withdraw and be discharged from the trusts hereof he or it may (subject to any exclusions or provisions, if any, specified in the said Fifth Schedule) so do by notice in writing signed by himself or in the case of a corporate Trustee by any of its officers given to the person having for the time being power to appoint new or additional Trustees hereof and upon the posting or personal delivery of such notice the Trustee so doing shall cease to be a Trustee hereof to all intents and purposes except as to acts and deeds necessary for the proper vesting of the Trust Fund in the continuing or new trustee or otherwise as the case may require.

      (3) The person for the time being having the power to appoint new trustees hereof shall (subject always to any exclusions, if any, specified in the said Fifth Schedule) have power to appoint one or more other persons (whether resident within or without the Island of Jersey) to be an additional Trustee hereof subject to all terms and conditions hereof.

      (4) Acts and deeds to be done or executed for the proper vesting of the Trust Fund in continuing new or additional Trustees shall be done and executed by the Outgoing Trustee and the continuing Trustees (if any) at the expense first of the income and then of the capital of the Trust Fund PROVIDED THAT an Outgoing Trustee who is or may be liable as a Trustee hereof or who may at the death of any person be liable

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            as a Trustee or former Trustee hereof for any liabilities whether existing, future, contingent or otherwise shall not be bound to transfer the Trust Fund unless reasonable security is provided for indemnifying such Outgoing Trustee against such liabilities.

      (5) Any new or additional Trustee appointed under the provisions hereof or by a court of competent jurisdiction shall, subject to all terms and conditions hereof, have such powers, rights and benefits as to remuneration or otherwise as may be agreed in writing at or prior to his or its appointment (in case of a Trustee appointed as hereinbefore provided) between such new or additional Trustee and the person making such appointment or (in the case of a Trustee appointed by a court) as the order appointing such Trustee may direct and in default of any such agreement or order shall have the powers rights and benefits as to remuneration set out in Clause 19 hereof.

      (6) Any Trustee for the time being of this Settlement being a corporation shall have power to act by its proper officers.

      (7) The person for the time being having power to appoint new Trustees hereof shall have power to remove any Trustee or Trustees hereof by written notice to the Trustee or Trustees to be removed and on receipt of such written notice such Trustee or Trustees shall immediately cease to be a Trustee or Trustees hereof to all intents and purposes except as to acts and deeds necessary for the proper vesting of the Trust Fund in the continuing or new trustee or trustees or otherwise as the case may require and such person may by deed (but subject always to any such exclusions and provisions as aforesaid) appoint one or more other persons or corporations (whether resident within or without the Island of Jersey) to be a Trustee or Trustees hereof in place of the Trustee or Trustees removed as aforesaid.

      (8) Any new or additional Trustee or Trustees shall be bound by and shall act in accordance with the provisions of this Settlement.

17.   INDEMNITY OF OUTGOING TRUSTEE

      An Outgoing Trustee shall be released from liability in respect of all claims demands actions proceedings and accounts of any kind brought or made by any Beneficiary or other person (whether in existence or not) actually or prospectively interested under this Settlement or any trustee of this Settlement for or in respect of any act or omission in relation to the Trust Fund or the income thereof or the trusts of this Settlement or any of the Outgoing Trustee's duties hereunder except only liability:

      (1) arising from any breach of trust to which such trustee (or in the case of a corporate trustee any of its officers or employees) was a party or to which he was privy; or

      (2) in respect of actions to recover from such trustee (or in the case of a corporate trustee any of its officers or employees) trust property or the proceeds of trust property in the possession of such trustee officers or employees.

18.   TRUSTEE INDEMNITY

      (1) In the execution of the trusts and powers hereof no Trustee shall be liable for any loss to the Trust Fund arising in consequence of the failure, depreciation or loss of any investments made in good faith or by reason of any act or omission made in good faith or of any other matter or thing except liability for breach of trust arising from the fraud, wilful misconduct or negligence of the Trustee who is sought to be made liable.

      (2) The Settlor shall keep the Trustees (and each director, officer or employee of any corporate trustee) fully indemnified against any actions, claims, costs, demands, expenses and other liabilities whatsoever for which they shall as Trustees be or become liable by virtue of any act or event or thing whatsoever unless any such actions, claims, costs, demands, expenses and other liabilities shall be attributable to fraud, wilful misconduct or negligence on the part of the Trustee who or which is sought to be made liable save in each case (except where such actions, claims, costs, demands, expenses and other liabilities shall be attributable to fraud, wilful misconduct or negligence) to the extent that the same is capable of being discharged from the capital or income of the Trust Fund and/or any sub-trust created by a deed of appointment under the terms of this Settlement and/or any insurance policy entered into by the Trustees. In addition, the Trustees shall have the benefit of all the powers, privileges and immunities conferred upon trustees by statute or by law.

      (3) Where the Trustees become aware of any matter that would or might give rise to a claim against any other third party or under any insurance policy in respect of any actions, claims, costs, demands, expenses and other liabilities whatsoever for which they shall as Trustees be or become liable by virtue of any act or event or thing whatsoever the Trustee shall promptly notify the Settlor of such a claim and the Trustees shall not settle or compromise such a claim without the prior written consent of the Settlor (such consent not to be unreasonably withheld or delayed). No liability shall arise under the indemnity given in (2) above until such claim has been discharged to the extent it is capable from the capital or income of the Trust Fund and/or any sub-trust created by deed of appointment under the terms of this Settlement and/or any insurance policy entered into by the Trustees.

19.   TRUSTEES REMUNERATION

      (1) Any Trustee or Sub-trust Protector for the time being hereof being an advocate, solicitor, accountant or other individual engaged in any profession or business or any person associated or in any way connected with such Trustee or Sub-trust Protector (including in the case of a corporate trustee or Sub-trust Protector any person associated with or beneficially interested in the shares of or in any way connected with such corporate trustee or Sub-trust Protector) shall be entitled to charge and be paid all usual professional or other charges for business done and time spent and services rendered by him or his firm and expenses incurred by him or his firm in the execution of the trusts and powers hereof whether in the ordinary course of his profession or business or not and although not of a nature requiring the employment of an advocate solicitor accountant or other professional person and any such person shall be entitled to retain any commission which would or may become payable to him notwithstanding that such commission is payable as a direct or indirect result of any dealing with property which is or may become subject to the trusts hereof.

      (2) Any Trustee or Sub-trust Protector for the time being hereof who shall be a company authorised to undertake trust business shall be entitled in addition to reimbursement of its proper expenses to remuneration for its services in accordance with such company's usual or published terms and conditions for trust business in force from time to time.

      (3) No Trustee or Sub-trust Protector hereof or director or other officer of any corporation which is a Trustee or the Sub-trust Protector hereof shall be liable to account for any remuneration or other profit received by him in consequence of his acting as or being appointed to be a director or other officer or servant of any company even though his appointment was procured by an exercise by him or by the Trustees of voting rights attached to securities in the Trust Fund or by any abstention from exercising such voting rights.

      (4) Any Trustee or Sub-trust Protector for the time being hereof or any person associated or in any way connected with such Trustee or the Sub-trust Protector (including in the case of a corporate trustee or the Sub-trust Protector any person connected with or beneficially interested in the shares of or in any way connected with such Trustee or Sub-trust Protector) who carries on the business of banking may act as banker for this Settlement on the same terms as those made with an ordinary customer without being liable to account to the Trust Fund for any profits earned thereby except for interest payable on any sums placed with such trustee or associate on an interest bearing account as an investment of any part of the Trust Fund.

      (5) For the avoidance of doubt, any payment under this Clause 19 shall first be discharged from the assets of the Trust Fund and the relevant sub-trust fund and no payment shall be made under Clause 18 until such time as all the assets of such funds are exhausted.

20.   PROVISIONS AS TO EXCLUDED PERSONS

      Subject only to Clauses 4(6) and 20 hereof no Excluded Person shall be capable of taking any benefit of any kind by virtue or in consequence of this Settlement and in particular but without prejudice to the generality of the foregoing provisions of this clause:

      (1) the Trust Fund and the income thereof shall be possessed and enjoyed to the entire exclusion of any such Excluded Person and of any benefit to him by contract or otherwise; and

      (2) no part of the capital or income of the Trust Fund shall be paid or lent or applied for the benefit either directly or indirectly of any such Excluded Person in any manner or in any circumstances whatsoever; and

      (3) no power or discretion hereby or by any appointment made hereunder or by law conferred upon the Trustees or any of them shall be capable of being exercised in such manner that any such Excluded Person will or may become entitled either directly or indirectly to any benefit in any manner or in any circumstances whatsoever.

21.   VARIATION OF TERMS OF SETTLEMENT

      With the prior or simultaneous written consent of the Settlor the Trustees may at any time during the Trust Period by deed vary amend add to or delete any or all of the powers herein and in the Schedules declared and contained PROVIDED ALWAYS that:

      (1) they shall be satisfied that such variations amendments additions or deletions are for the benefit of all or any one or more of the Beneficiaries; and

      (2) no such variation amendment addition or deletion shall infringe the Proper Law or permit any Excluded Person to benefit in any way under or by virtue of the trusts or powers contained in this Settlement except as contemplated by Clauses 4(6) and 19 hereof; and

      (3) no such variation amendment addition or deletion shall be capable of affecting in any way any irrevocable decision resolution or appointment previously made by the Trustees; and

      (4) no such variation amendment or addition shall be made to the provisions of this clause but it shall be permissible to delete this clause in its entirety.

22.   CONFIDENTIALITY

      (1) Subject to the provisions of the Proper Law, the Trust Law and sub-clauses (2) and (3) hereof and to any order of a court of the jurisdiction of the Proper Law the Trustees shall not be obliged to disclose to any Beneficiary or any other person having any interest in this Settlement or any other person whatsoever:

            (a) any accounts or document forming part of any accounts of this Settlement or the accounts of any company in which the Trustees shall have any interest PROVIDED THAT this shall not enable the Trustees to withhold production of the accounts of that part, if any, of the Settlement which the Trustees have appointed as a separate fund distinct from all other assets in the Trust Fund from a Beneficiary who is specified as a Beneficiary of such a fund and who requests that a copy of such accounts be made available to him within a reasonable period after the expiry of the relevant accounting period; or

            (b) any document disclosing the deliberations of the Trustees as to the manner in which they exercised a power or discretion or performed a duty conferred or imposed upon them; or

            (c) any document disclosing the reason for any particular exercise of a power or discretion or performance of a duty or the material upon which such reason shall or might have been based; or

            (d) any document relating to the exercise or proposed exercise of any power or discretion or the performance or proposed performance of any duty.

      (2) Notwithstanding the provisions of sub-clause (1) the Trustees shall be required to make available to the auditors of the Settlor and to the company secretary of the Settlor the annual accounts of the Settlement and such other financial records of the Trustees as may be requested in writing by such auditors or company secretary.

      (3) The Trustees shall as requested from time to time provide to the person holding the office of Finance Director for the group of companies of which the Settlor is part such information as is necessary to identify the funds held which have not been subject to appointment into sub-trusts.

      (4) The Trustees shall not be prevented from reporting to fiscal authorities on behalf of the Settlor or any Participating Company if under an obligation to do so.

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

23.   IRREVOCABILITY

      This Settlement shall be irrevocable.

24.   PRELIMINARY EXPENSES

      The Trustees shall have power to pay out of the Trust Fund all expenses of whatever nature of and incidental to the creation of this Settlement.

25.   THE SUB-TRUST PROTECTOR

      (1) A separate Sub-trust Protector may be appointed of any part of the Trust Fund held on distinct trusts and the provisions of this Settlement concerning the Sub-trust Protector shall apply separately to each such part of the Trust Fund save that the power in clause 5(1) of this Settlement shall be subject to the consent of the Settlor.

      (2) The person named as the Specified Beneficiary in a deed of appointment creating a sub-trust under this Settlement, otherwise the Trustees of any part of the Trust Fund held on distinct trusts, shall have power by deed to appoint any person or body of persons in any part of the world not being or including any of the Trustees to act as Sub-trust Protector for the purpose of such part of the Trust Fund.

      (3) If a Sub-trust Protector for the time being of a part of the Trust Fund dies or being a corporation is dissolved or is unable or unwilling to act or wishes to retire ("the Outgoing Sub-trust Protector"):

            (a) the person named as the Specified Beneficiary in a deed of appointment creating a sub-trust under this Settlement, otherwise the Trustees of any distinct trusts; or in default

            (b) such person or persons, being Beneficiaries of the sub-trust created by a deed of appointment, as may be named by the Specified Beneficiary of that sub-trust; or in default

            (c) the Outgoing Sub-trust Protector (provided that he is willing to do so and not suffering any incapacity affecting judgement); or

            (d) if there is no Sub-trust Protector able and willing to act the Trustees for the time being of this Settlement may appoint any person or body of persons not being or including a Trustee to act as the Sub-trust Protector for the purposes of this Settlement in place of such Sub-trust Protector. There shall be no power (save as set out above and subject to the powers of a court of competent jurisdiction) to remove the Sub-trust Protector.

      (5) Any power or discretion made subject to the consent of the Sub-trust Protector shall be exercisable free from the requirement if and so long as there is no Sub-trust Protector.

      (6) Any Sub-trust Protector (other than any of the Excluded Persons) who is engaged in any profession or business may charge and be paid all professional and other proper charges for work done services rendered advice given or time spent by him or his firm in connection with this Settlement whether or not within the scope of his profession or business and though not of a nature requiring the employment of a professional or business person. In respect of a Sub-trust Protector, such charges shall be met only out of the assets of the sub-trust of which he is the Sub-trust Protector.

      (7) A corporation may be appointed as the Sub-trust Protector on such terms as to remuneration and otherwise as the person or persons making the appointment may approve or prescribe.

      (8) For the avoidance of doubt, the Sub-Trust Protector shall be bound by and shall act only in accordance with the terms of this Settlement and shall be bound by the same limitations as the Trustees.

      (9) Where a Sub-trust Protector is appointed reference in this Settlement to the requirement for written consent of the Settlor shall be deemed to refer to written consent of the Sub-trust Protector in respect of that sub-trust SAVE for clause 5(1) where written consent must be obtained from the Settlor.

26.   RECEIPTS FROM BENEFICIARIES

      Notwithstanding anything contained in this Settlement the Trustees may as a condition of conferring any benefit upon any of the Beneficiaries require that such Beneficiary provides a receipt in respect of the same or a statement acknowledging that such benefit is accepted in full and final settlement of a liability of the Settlor or a Participating Company to such Beneficiary to provide benefit of a similar nature and amount.

27.   ADDITION OF PARTICIPATING COMPANIES

      A Participating Company shall be 1) any company which is a holding company, a subsidiary or a subsidiary of a holding company (all as defined in Section 736 of the Companies Act 1985 of the United Kingdom) of the Settlor and 2) any other company determined to be such by the Settlor by written notice to the Trustees.

28.   SUBSTITUTION OF SETTLOR

      In the event that any time during the Trust Period the Settlor becomes insolvent or is declared bankrupt or is placed into liquidation (whether solvent or insolvent) or winding-up or a receiver is appointed of the Settlor's assets or the Settlor is the subject of any take-over or merger by or with any other company or if the Settlor so agrees with the Trustees in the absence of any such circumstances the Trustees may by written instrument entered into with any other company agree that such other company (hereinafter called the "Substitute Settlor") shall assume and adopt all of the Settlor's powers and obligations pursuant to this Settlement and thereafter this Settlement to the Settlor shall continue and references in this Settlement to and all liabilities under this Settlement of the Settlor shall mean and devolve respectively upon the Substitute Settlor.

29    MAXIMUM VALUE OF BENEFITS

      The Trustees shall not be liable to provide benefits under or in connection with this Settlement which in aggregate exceed the value of the Trust Fund from time to time.

30.   RIGHT TO RELY ON INFORMATION SUPPLIED TO THE TRUSTEES

(1) The Trustees shall be entitled to rely without further enquiry on all information supplied to them by the Settlor and any Participating Company in connection with this Settlement and in particular any notice given by the Settlor and any Participating Company to the Trustees in respect of the eligibility of any person to become or remain a Beneficiary or Employee or an Excluded Person shall be conclusive in favour of the Trustees.

(2) In particular any written statement signed by a person being or purporting to be a director, secretary or an authorised representative of the Settlor and any Participating Company to the effect that any person is or has ceased to be a Beneficiary or Employee or as to any other circumstance affecting a person believed by the Trustees to be or not to be a Beneficiary or Employee may be treated by the Trustees as conclusive evidence of the matters referred to in the statement.

31.   COUNTERPARTS

      This Settlement may be executed in counterpart, each of which shall be an original but together shall constitute one and the same instrument.

THE FIRST SCHEDULE HEREINBEFORE REFERRED TO: REGULATIONS

1.    GENERAL POWER

      The Trustees shall have all powers of investment, management, sale, exchange, partition, pledge, assignment, leasing, insurance, repair, building, development, protection, improvement, equipment, dealing and disposition and all other powers of a natural person acting as absolute beneficial owner of the Trust Fund and their powers shall not be restricted by any principle of construction (or rule or requirement of the Proper Law save to the extent that such is obligatory) but shall operate according to the widest generality of which the foregoing words are capable notwithstanding that certain powers are hereinafter more particularly set forth SAVE that the Trustees shall have no power either acting singularly or jointly with any other person (i) to borrow money or other property on the security of the Trust Fund or unsecured with power to charge any part of the capital or income (including any future income) of the Trust Fund with the repayment of any moneys or property so borrowed unless previously agreed in writing with the Settlor; and (ii) to appropriate or to apply the capital or income of the Trust Fund or any part thereof in securing the payment of money owed by any Beneficiary or the performance of any obligations of any Beneficiary and to give any guarantee or to become surety for any Beneficiary (or in any of the aforesaid cases in respect of any company in which a Beneficiary shall have an interest notwithstanding that others may also be so interested) and for these purposes to hypothecate mortgage or charge any investments or property for the time being forming part of the Trust Fund or to deposit or transfer any such investments or property with or to any person firm or company on trust or by way of security.

2.    RESTRICTIONS ON INVESTMENT POWERS

      The Trustees shall be restricted in their powers of investment in the same way that an employee of the Settlor or of a Participating Company is restricted by regulatory constraints as shall be notified from time to time whether imposed by the employer generally or by any body the directions of which the employer adopts in respect of investments that may not be made by employees so that the Trustees shall follow that process which an employee is obliged to follow to ensure that restrictions on investment powers are not breached.

3.    POWERS OF INVESTMENT

      (1) Subject to Regulations 1 and 2 trust moneys may be invested or laid out in the purchase of (or at interest upon the security of) such stocks, funds, shares, securities or other investments or property of whatsoever nature and wheresoever situate and whether involving liability or not and whether producing income or not as the Trustees shall in their absolute discretion think fit to the intent that the Trustees shall have the same full and unrestricted powers of investing and transposing investments and laying out moneys in all respects as if they were absolutely entitled thereto beneficially and without regard to the requirements of the Proper Law (save to the extent that these are obligatory) and in the professed exercise of this power the Trustees shall not be liable for any loss to the Trust Fund arising from any investment or purchase made in good faith.

      (2) Without prejudice to the generality of the preceding paragraph hereof:

            (a) the acquisition of any investment although of a speculative nature shall be deemed to be an authorised investment of trust moneys and the Trustees shall not be under any obligation or be liable for any loss occasioned by any failure to diversify investments notwithstanding that the whole or a substantial part of the Trust Fund may consist of a single asset or the stocks shares or debentures of a single company;

            (b) the acquisition of any reversionary interest in property or any policy or securities or other investments not producing income or in respect of which no dividend interest or rent is payable shall be deemed to be an authorised investment of trust moneys;

            (c) the acquisition of any limited interest in property including any limited equitable interest under a settlement or trust or any annuity or policy or securities or other investments being of a wasting nature shall be deemed to be an authorised investment of trust moneys;

            (d) the Trustees shall have power to make any such investment as is mentioned in paragraphs (b) and (c) of this sub-regulation notwithstanding that the making thereof may affect or alter the interests of the persons respectively interested in capital and income hereunder;

            (e) the Trustees shall have power to apply any moneys forming part of the capital or income of the Trust Fund in the purchase or subscription of partly paid shares and shall have power to pay up such shares at such times and in such manner as they shall in their absolute discretion determine;

            (f) the Trustees shall have power pending the investment thereof for any period to place any moneys forming part of the Trust Fund on current or deposit account with any bank or any other company or corporation conducting the business of banking or accepting moneys on deposit in any part of the world and may open and maintain banking accounts in their joint names or in the name of any one of them or the name of this Settlement;

            (g) the Trustees may invest the whole or any part of the capital or income of the Trust Fund in effecting purchasing or otherwise acquiring and paying premiums on any policy of assurance upon the life of any person whether such policies be whole life or endowment or policies to cover death within any term (howsoever short) or policies restricted to death by accident and generally upon any terms and conditions as the Trustees shall think fit and the Trustees shall have all the powers of an absolute beneficial owner as respects any policy forming part of the Trust Fund including the power to exercise any option afforded by such policy or to sell or realise any such policy or to convert the same into a fully paid up policy or into any other form of assurance;

            (h) the Trustees shall have power to leave any assets subject to any of the trusts of this Settlement in the state of investment in which they may be from time to time;

            (i) the Trustees shall have power at any time to sell or call in any investments or property for the time being comprised in the Trust Fund or transpose or convert the same into any other investments or property the acquisition of which with moneys subject hereto is hereby authorised;

            (j) in the exercise of the powers herein contained the Trustees shall not be under any duty to see that the value of the Trust Fund or any part thereof is preserved or enhanced in any way nor shall they be liable for any failure in that respect whatsoever.

4. TRUSTEES NOT BOUND TO INTERFERE IN BUSINESS OF COMPANY IN WHICH TRUST INTERESTED

      The Trustees shall not be bound or required to interfere in the management or conduct of the business of any company wherever resident or incorporated in which the Settlement shall be interested although holding the whole or a majority of the shares carrying the control of the company and the Trustees in all cases shall be at liberty to leave the conduct of its business (including the payment or non-payment of dividends) wholly to such directors without requiring to be supplied with any information concerning the company or its affairs beyond that to which every shareholder would be entitled and no Beneficiary hereunder shall be entitled to require the distribution of any dividend by any company wherever incorporated or resident in which the Settlement may be interested or require the Trustees to exercise any powers they may have of compelling any such distribution.

5.    POWER TO MAKE LOANS TO BENEFICIARIES

      The Trustees shall have power to lend the whole or any part of the Trust
      Fund:

      (1)   on reasonably prudent commercial terms to any person whatsoever; and

      (2) on such terms as to repayment and interest or interest free and whether with or without security to any Beneficiary (or to any company in which a Beneficiary may have an interest notwithstanding that others may also be interested in that company);

      as the Trustees may in their absolute discretion think fit but so that no such loan shall be made on terms that repayment shall be postponed beyond the Trust Period.

6.    POWER TO PERMIT USE OF TRUST ASSETS

      The Trustees shall have power to permit any Beneficiary to use or enjoy or otherwise derive benefit from any of the assets comprising the Trust Fund including for the avoidance of doubt to reside in any dwelling occupy any land or have the custody and use of any chattels which may for the time being be held subject to the trusts hereof upon such conditions as to payment of rent rates taxes and other expenses and outgoings and as to insurance repair and decoration and for such period and generally upon such terms as the Trustees in their absolute discretion shall think fit and it shall be no bar to the exercise of such power that some person or persons in addition to the Beneficiary shall also thereby incidentally have the use of or enjoyment of such dwelling house land or chattels.

7.    POWER TO PAY DUTIES AND TAXES

      In the event of any tax duty or fiscal imposition whatsoever becoming payable in the Island of Jersey or elsewhere in respect of the Trust Fund or any part thereof in any circumstances whatsoever the Trustees shall have power to pay all such taxes duties or fiscal impositions out of the Trust Fund or the income thereof and shall have entire discretion as to the time and manner in which the said taxes duties or fiscal impositions shall be paid and the Trustees may pay such taxes duties or fiscal impositions notwithstanding that the same shall not be recoverable from the Trustees or the Beneficiaries or other persons entitled hereunder or that the payment shall not be to the advantage of any Beneficiary or other person entitled hereunder.

8.    POWER TO APPORTION BETWEEN INCOME AND CAPITAL

      The Trustees shall have power to treat as income or as capital any dividends stock dividends rights interests rents or profits derived from any property at any time constituting the whole or any part of the Trust Fund and generally to determine what part of the receipts of this Settlement is income and what is capital whether or not such property is wasting hazardous or unproductive or was purchased at a premium or discount and notwithstanding the time when such dividends stock dividends rights interest rents or profits were earned accrued declared or paid to make such reserves out of income or capital as the Trustees deem proper for expenses taxes and other liabilities of this Settlement to pay from income or from capital or to apportion between income and capital any expenses of making or changing investments and of selling exchanging or leasing including brokers commissions and charges and generally to determine what part of the expenses of this Settlement shall be charged to capital and what part to income and to determine as between separate funds and separate parts or shares the allocation of income gains profits losses and distributions. Any decisions of the Trustees under this Regulation whether made in writing or implied from their acts shall so far as the law may permit be conclusive and binding on the Beneficiaries and all persons actually or prospectively interested under this Settlement.

9.    POWER TO APPROPRIATE

      The Trustees shall have power to appropriate the Trust Fund or any part thereof in such manner and in accordance with such valuation as they in their absolute discretion think fit and without the consent of any Beneficiary hereunder being required for any such appropriation.

10.   POWER TO TAKE ADVICE

      The Trustees shall have power to take the opinion of legal counsel locally or where necessary or appropriate elsewhere concerning any matter in any way relating to this Settlement or to their duties in connection with the trusts hereof and in all matters to act in accordance with the opinion of such counsel AND in addition the Trustees shall have power to employ and take advice from any of the professional advisers or agents referred to in the Trust Law and shall have the benefit of the indemnity in respect thereof contained in the Trust Law. Except where the professional fees, commissions and disbursements of all such advisers or agents including legal counsel relate to actions arising out of the fraud, wilful misconduct or negligence on the part of the Trustee (when, for the avoidance of doubt, the indemnity in clause 19 shall not apply) the professional fees commissions and disbursements of all such advisers or agents including legal counsel shall be payable out of the income or capital of the Trust Fund as the Trustees shall think fit. For the avoidance of doubt, if the Trustees are advised to institute or defend any actions or proceedings or threats thereof concerning the Settlement the Trustees shall have the power to act accordingly.

11.   POWER TO GIVE RECEIPTS

      The Trustees shall have power to give receipts for any money securities or other property or effects and so that any receipt so given shall be a sufficient discharge to the person paying transferring or delivering the same and shall effectively exonerate him from seeing to the application thereof or being answerable for any loss or misapplication thereof.

12.   POWER TO EFFECT COMPROMISES

      The Trustees shall have power to:

      (1) accept any property whether movable or immovable before the time at which it is transferable or payable;

      (2) pay or allow any debt or claim on any evidence which they may think sufficient;

      (3) accept any composition or any security movable or immovable for any debt or any property due to or claimed by the Trustees;

      (4)   allow any time for payment of any debt;

      (5) compromise compound abandon submit to arbitration or otherwise settle any debt account claim or thing relating to the Trust Fund out of the assets of the Trust Fund without being liable for any loss to the Trust Fund thereby occurring.

13.   POWER TO GIVE INDEMNITIES

      The Trustees shall have power to enter into any indemnity in favour of any former trustee in respect of any tax duty or fiscal imposition or other liability of any nature prospectively payable in respect of the Trust Fund or otherwise in connection with this Settlement and to charge or deposit the whole or any part of the Trust Fund as security for such indemnity in such manner in all respects as they shall think fit.

14.   PROTECTION OF PROPERTY

      The Trustees shall not be liable for any loss damage or depreciation that may happen at any time or from any cause to any property forming part of the Trust Fund and they shall not be bound to see nor be liable or accountable for omitting or neglecting to see to the upkeep or repair of any such property but may repair alter renew improve maintain store and replace any such property in such manner and to such extent as they shall think fit the cost thereof to be borne by the income or capital of the Trust Fund as the Trustees shall in their absolute discretion think fit.

15.   COMPANIES

      (1) The Trustees may at any time at the expense of the income or capital of the Trust Fund arrange or join or concur in arranging for the incorporation or registration of any company in any part of the world (but only with limited liability in which liability cannot exceed or be paid from anything other than assets of the Trust Fund) for all or any of the following purposes (with or without other purposes) that is to say:

            (a) to purchase take on lease or otherwise acquire and to hold or employ in any business or otherwise turn to account or dispose of all or any of the property for the time being subject to the trusts hereof or any rights of any kind over the same either with or without any other assets and so that the Trustees may accept from any such company such consideration for any such purchase lease or other acquisition as the Trustees shall in their discretion think fit (whether in the form of cash stocks shares or securities of the same or any other company rents options or in any other form whatsoever);

            (b) to manage cultivate or otherwise administer all or any of the property for the time being subject to the trusts hereof either with or without any other assets or to act as nominee agent or attorney (whether sole or joint) for the Trustees and so that the Trustees may pay or allow to any such company such fees share of profits or other remuneration for such management cultivation or other work of administration or for acting as such nominee agent or attorney as they may in their discretion think fit and may permit any such company to act as nominee agent or attorney (whether sole or joint) for any other person approved of by the Trustees;

            (c) to be one of the trustees or sole trustee hereof or of any appointment or appointments made hereunder with respect to any part or parts of the Trust Fund held on trusts distinct from those relating to any other part or parts and so that the Trustees may permit any such company to be one of the trustees or sole trustee of any other trust approved of by the Trustees.

(2)   The Trustees shall have power subject to Regulations 1 and 2:

      (a) to agree to any reconstruction amalgamation or other arrangement or scheme concerning any company whose shares comprise or form part of the Trust Fund (and in this and the two following sub-clauses of this clause the word "shares" includes stock funds debentures debenture stock mortgage or any other securities in all cases only to the extent that they are limited liability);

      (b) to accept in addition to or in lieu of those already held other shares to the extent that they are limited liability in any company whose shares comprise or form part of the Trust Fund in connection with or as part of any such reconstruction amalgamation arrangement or scheme as aforesaid;

      (c) to agree to the winding up of any company whose shares comprise or form part of the Trust Fund.

(3) Without prejudice to the generality of their other powers but subject to Regulations 1 and 2 the Trustees shall have the power to acquire, hold, deal in and make a market in any limited liability shares of any of:

      (a)   the Settlor; or

      (b)   any company for the time being a subsidiary of the Settlor; or

      (c)   any former subsidiary of the Settlor; or

      (d) any company of which the Settlor is or becomes a subsidiary whether or not the Settlor remains a subsidiary of such company,

      and in this sub-regulation (3) "subsidiary" shall have the meaning as defined in section 736 of the Companies Act 1985 of the United Kingdom but unless and until the Trustees so determine in writing the power contained in this sub-regulation (3) shall not be available to the Trustees and following any such determination the power shall only be available to the extent permitted by such determination provided in all cases that any such company is a limited liability company.

16.   TRUSTEES MAY ACT NOTWITHSTANDING PERSONAL INTEREST

      Subject as herein otherwise expressly provided any of the Trustees may exercise or join or concur in exercising any or all of the powers and discretions hereby or by law given to the Trustees notwithstanding that he may have a personal interest in the mode or result of exercising any such power or discretion but any of the Trustees may abstain from acting except as a merely formal party in any matter in which he may be personally interested as aforesaid and may allow a co-trustee to act alone in the exercise of the powers and discretions aforesaid in relation to such matter.

17.   TRANSACTIONS WITH OTHER TRUSTS

      The Trustees may in the execution of any of the trusts hereof or in exercise of any of the powers hereby or by law given to them sell property or lend money to or buy property from or carry out any other transaction with the trustees of any other trust or the executors or administrators of any estate (not being a trust or estate under which any Excluded Person shall have any beneficial or prospective interest whatsoever) notwithstanding that the Trustees or any of them are or is the same persons or person as those trustees executors or administrators or any of them and where the Trustees are the same persons as those trustees executors or administrators the transaction shall be binding on all persons then or thereafter interested hereunder though effected and evidenced only by an entry in the accounts of the Trustees.

18.   CONTRACTS WITH INDIVIDUAL TRUSTEES

      (1) Any of the Trustees may contract with the Trustees as vendor or purchaser or otherwise in a matter in which he is personally interested PROVIDED THAT there is at least one trustee who has no personal interest in such contract.

      (2) This provision is additional and without prejudice to the provisions of the last preceding regulation (relating to transactions in which one or more of the Trustees are interested in different fiduciary capacities).

19.   POWER TO HOLD THE TRUST FUND IN THE NAME OF A NOMINEE

      The Trust Fund or any part of it may be held in the name of a nominee or nominees for and on behalf of the Trustees and the Trustees shall have power to pay such nominee or nominees reasonable fees for their services out of the Trust Fund.

THE SECOND SCHEDULE HEREINBEFORE REFERRED TO: INITIAL PROPERTY

The sum of one thousand pounds sterling ((Pound)1000.00).

THE THIRD SCHEDULE HEREINBEFORE REFERRED TO: THE BENEFICIARIES

1. (1) Subject to (2) below, all present officers and employees of the Settlor at the date of creation of this Settlement and all persons who become officers and employees of the Settlor or its successor during the Trust Period including (in all cases) after they cease to be such officers and employees for any reason and all officers and employees of any Participating Company at the date when that company becomes a Participating Company (including in the case of a company which becomes a Participating Company on the date of this Settlement by reason of being a subsidiary, a holding company or a subsidiary of a holding company of the Settlor on that date all officers and employees of such company on that date) and all persons who become such officers and employees while that company is a Participating Company (but not otherwise) including (in all cases) after they cease to be such officers and employees for any reason.

2. All grandparents living from time to time of the persons in 1 above and all children and remoter issue living from time to time of such grandparents (other than the person in 1 above but including the children and remoter issue of that person).

3. The spouses former spouses (including divorced spouses) widows and widowers from time to time of all persons described in 1 and 2 above and any persons who are, in the opinion of the Trustees (whose opinion shall be conclusive) co-habitees from time to time of a person described in 1 above.

4. The parents and grandparents and brothers and sisters of all spouses former spouses widows widowers described in 3 above as well as the spouses former spouses (including divorced spouses) widows widowers from time to time of such brothers and sisters.

5. Any person who has at any time been or is from time to time, in the opinion of the Trustees (whose opinion shall be conclusive) financially dependent upon a person described in 1 above who is not otherwise included within any of 2, 3 or 4 above.

THE FOURTH SCHEDULE HEREINBEFORE REFERRED TO: EXCLUDED PERSONS

1.    The Trustees for the time being.

2.    The Settlor and any Participating Company.

THE FIFTH SCHEDULE HEREINBEFORE REFERRED TO: APPOINTMENT OF NEW OR ADDITIONAL TRUSTEES

1. The power of appointing new or additional Trustees shall be vested in the Settlor failing which the said power shall be vested in the surviving or continuing Trustees or if there are no such then in the Trustee or Trustees desiring to be discharged and failing this the personal representatives of the last surviving Trustee (if an individual) or if such last surviving Trustee was a company in the liquidator thereof.

2. Neither the Settlor nor any Participating Company may be appointed as trustee hereof.

IN WITNESS WHEREOF this Settlement has been executed on the date first above written.

THE COMMON SEAL of              )
VIATEL HOLDING (BERMUDA) LIMITED)
was affixed hereto              )
in the presence of              )

      /s/ Lucy Woods
Director

   /s/ Leslie Goodman
Director/Secretary

THE COMMON SEAL of              )
EB TRUSTEES LIMITED             )

was affixed hereto              )
in the presence of              )

   /s/ Colum Spillane
Authorised Person

   /s/
Authorised Person

                                      INDEX

CLAUSE                                                                                                 PAGE
1.    Interpretation                                                                                     1
2.    Proper Law                                                                                         3
3.    Declaration of Trust of Original and Additional Property                                           3
4.    Trusts of Income and Capital                                                                       4
5.    Powers of Appointment and Advancement                                                              5
6.    Provisions Relevant to Clause 5                                                                    7
7.    Payments to Charity                                                                                8
8.    Payments to Infants                                                                                8
9.    Power to Ignore Interests                                                                          8
10.   Power to Change Proper Law                                                                         8
11.   Additional Powers of the Trustees                                                                  9
12.   Exercise of Powers                                                                                 9
13.   Delegation of Powers                                                                               9
14.   Restriction and Release of Powers                                                                  9
15.   Restriction on Exercise of Powers                                                                 10
16.   Power of Appointment and Removal of Trustees                                                      10
17.   Indemnity of Outgoing Trustee                                                                     11
18.   Trustee Indemnity                                                                                 12
19.   Trustees Remuneration                                                                             12
20.   Provisions as to Excluded Persons                                                                 13
21.   Variation of Terms of Settlement                                                                  14
22.   Confidentiality                                                                                   14
23.   Irrevocability                                                                                    15
24.   Preliminary Expenses                                                                              15
25.   The Protector                                                                                     16
26.   Receipts from Beneficiaries                                                                       16
27.   Addition of Participating Companies                                                               17
28.   Substitution of Settlor                                                                           17
30.   Maximum value of Benefits                                                                         17
31.   Right to Rely on Information supplied to the Trustees                                             17
32.   Counterparts                                                                                      17
FIRST SCHEDULE
1.    General Power                                                                                     18
2.    Restrictions on Investment Powers                                                                 18
3.    Powers of Investment                                                                              18
4.    Trustees not bound to Interfere in Business of Company in which Trust Interested                  20
5.    Power to Make Loans to Beneficiaries                                                              20
6.    Power to Permit Use of Tax Assets                                                                 20
7.    Power to Pay Duties and Taxes                                                                     20
8.    Power to Apportion between Income and Capital                                                     20
9.    Power to Appropriate                                                                              21
10.   Power to Take Advice                                                                              21
11.   Power to Give Receipts                                                                            21
12.   Power to Effect Compromises                                                                       21
13.   Power to Give Indemnities                                                                         22
14.   Protection of Property                                                                            22
15.   Companies                                                                                         22
16.   Trustees may act Notwithstanding Personal Interest                                                24
17.   Transactions with other Trusts                                                                    24

CLAUSE                                                                                                 PAGE
18.   Contracts with Individual Trustees                                                                24
21.   Power to Hold the Trust Fund in the name of a Nominee                                             24

SECOND SCHEDULE
Initial Property                                                                                        25

THIRD SCHEDULE
The Beneficiaries                                                                                       26
FOURTH SCHEDULE
Excluded Persons                                                                                        27
FIFTH SCHEDULE
Appointment of New or Additional Trustees                                                               28

                               DATED: 18 JULY 2005

                            INSTRUMENT OF SETTLEMENT

                                     MADE BY

                        VIATEL HOLDING (BERMUDA) LIMITED

                                       AND

                               EB TRUSTEES LIMITED

                          "VTL EMPLOYEE BENEFIT TRUST"